Exhibit 99.1


             IASIS Healthcare Announces First Quarter 2006 Results


    FRANKLIN, Tenn.--(BUSINESS WIRE)--Feb. 7, 2006--IASIS Healthcare(R) LLC ("IASIS LLC" or the "Company") today announced financial and operating results for the fiscal first quarter ended December 31, 2005.
    Net revenue for the first quarter increased 2.6% to $379.5 million, compared with net revenue of $370.0 million for the same quarter of last year. Adjusted EBITDA for the first quarter was $38.8 million, compared with adjusted EBITDA of $51.6 million for the same prior-year period. A table describing adjusted EBITDA and reconciling net earnings to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings were $1.2 million for the quarter ended
December 31, 2005, compared with net earnings of $10.0 million for the same prior-year period. As previously announced, during September
2005, The Medical Center of Southeast Texas in Port Arthur, Texas, was damaged during Hurricane Rita, resulting in the hospital's temporary closure and a disruption of operations during the first quarter. The Company expects to receive insurance recoveries in future periods for certain business interruption losses at The Medical Center of Southeast Texas and is currently working with its insuror to resolve and settle claims for these losses. As of December 31, 2005, the Company had recorded no business interruption insurance recoveries.
    In commenting on the quarterly results, David R. White, chairman and chief executive officer of IASIS LLC, said, "We experienced challenges during the quarter, mainly related to the continuing impact of Hurricane Rita on our hospital in Port Arthur, Texas. As the community and its residents work to recover from the hurricane's aftermath, we are beginning to see our volume recover at that hospital. Additionally, during the first quarter, our hospitals experienced an increase in the volume of uninsured patients, particularly the number treated in emergency rooms."
    Excluding The Medical Center of Southeast Texas, hospital admissions decreased 0.4% and adjusted admissions increased 0.9% for the quarter ended December 31, 2005, compared with the same prior-year period. Including The Medical Center of Southeast Texas, net patient revenue per adjusted admission increased 2.5% while hospital admissions and adjusted admissions decreased 2.6% and 1.6%, respectively, for the quarter ended December 31, 2005, compared with the same prior-year period.
    A listen-only simulcast and 30-day replay of IASIS LLC's fiscal first quarter conference call will be available by clicking the "For Investors" link on the Company's website at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on February 7, 2006. A copy of this press release will also be available on the Company's website.

    IASIS LLC, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS LLC owns or leases 14 acute care hospitals and one behavioral health hospital with a total of 2,228 beds in service and has total annual net revenue of approximately $1.5 billion. These hospitals are located in five regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; three cities in Texas, including San Antonio; and Las Vegas, NV. IASIS LLC also owns and operates a Medicaid managed health plan in Phoenix that serves over 113,000 members. In addition, the Company has ownership interests in three ambulatory surgery centers. For more information on IASIS LLC, please visit the Company's website at www.iasishealthcare.com.

    Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of our operating and growth strategy (including possible acquisitions and dispositions), financing needs, projections of revenue, income or loss, capital expenditures and future operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, our ability to retain and negotiate favorable contracts with managed care plans, changes in legislation that may significantly reduce government healthcare spending and our revenue, our hospitals' competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in bad debts resulting from increased self-pay volume and revenue, our ability to recruit and retain quality physicians, our hospitals' competition for staffing which may increase our labor costs and reduce profitability, our failure to consistently enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that would adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the outcome of (and expenses incurred in connection with) an ongoing OIG investigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows, the impact of certain factors, including severe weather conditions and natural disasters, on our revenue and volume trends at our hospitals, the recent hurricane activity in the regions in which we operate that may result in increased property insurance premiums and deductibles, our ability to control costs at Health Choice, the possibility of Health Choice's contract with the Arizona Health Care Cost Containment System being discontinued or experiencing materially reduced reimbursements, the possibility that Health Choice's contract with the Centers for Medicare & Medicaid Services to become a Medicare Advantage Prescription Drug Special Needs Plan may result in reduced profitability, significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, difficulties with the integration of acquisitions that may disrupt our ongoing operations, difficulties with construction of our new hospital that may require unanticipated capital expenditures, the significant capital expenditures that would be involved in the construction of other new hospitals that could have an adverse effect on our liquidity, the rising costs for construction materials and labor that could have an adverse impact on the return on investment relating to our new hospital and other expansion projects, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value our reporting units that could result in a material non-cash change to earnings and those risks, uncertainties and other matters detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005.
    Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                         IASIS HEALTHCARE LLC
           Consolidated Statements of Operations (Unaudited)
                            (in thousands)

                                                 Three Months Ended
                                                    December 31,
                                               ----------------------
                                                   2005        2004
                                               ----------  ----------
Net revenue:
 Acute care revenue                              $286,427    $283,774
 Premium revenue                                   93,038      86,201
                                               ----------  ----------
   Total net revenue                              379,465     369,975

Cost and expenses:
 Salaries and benefits                            112,751     106,509
 Supplies                                          45,710      45,366
 Medical claims                                    79,189      73,335
 Rents and leases                                   8,510       7,859
 Other operating expenses                          57,506      53,036
 Provision for bad debts                           37,019      32,255
 Interest expense, net                             17,156      16,388
 Depreciation and amortization                     18,909      16,506
 Management fees                                    1,050         958
                                               ----------  ----------
   Total costs and expenses                       377,800     352,212

Earnings before loss on sale of assets,
 minority interests and income taxes                1,665      17,763
Loss on sale of assets, net                            (5)        (73)
Minority interests                                    302      (1,133)
                                               ----------  ----------

Earnings before income taxes                        1,962      16,557
Income tax expense                                    800       6,597
                                               ----------  ----------

Net earnings                                       $1,162      $9,960
                                               ==========  ==========

                         IASIS HEALTHCARE LLC
                      Consolidated Balance Sheets
                            (in thousands)

                                                 Dec. 31,   Sept. 30,
                                                   2005       2005
                                               ----------  ----------
                                               (Unaudited)
                                ASSETS

Current assets:
 Cash and cash equivalents                        $58,213     $89,097
 Accounts receivable, net                         177,727     166,456
 Inventories                                       30,789      29,866
 Deferred income taxes                             56,936      56,003
 Prepaid expenses and other current assets         31,338      25,236
                                               ----------  ----------
   Total current assets                           355,003     366,658

Property and equipment, net                       658,237     647,596
Goodwill                                          754,375     754,375
Other intangible assets, net                       41,250      42,000
Other assets, net                                  41,755      42,095
                                               ----------  ----------
   Total assets                                $1,850,620  $1,852,724
                                               ==========  ==========

                        LIABILITIES AND EQUITY

Current liabilities:
 Accounts payable                                 $58,470     $58,684
 Salaries and benefits payable                     33,094      24,887
 Accrued interest payable                           8,707      18,489
 Medical claims payable                            62,868      60,201
 Other accrued expenses
  and other current liabilities                    32,237      30,550
 Current portion of long-term debt
  and capital lease obligations                     7,786       7,757
                                               ----------  ----------
   Total current liabilities                      203,162     200,568

Long-term debt and capital lease obligations      894,984     897,051
Deferred income taxes                              76,493      74,883
Other long-term liabilities                        32,601      36,801
Minority interest                                  25,271      26,474

Equity:
 Member's equity                                  618,109     616,947
                                               ----------  ----------
   Total liabilities and equity                $1,850,620  $1,852,724
                                               ==========  ==========

                         IASIS HEALTHCARE LLC
           Consolidated Statements of Cash Flows (Unaudited)
                            (in thousands)

                                                 Three Months Ended
                                                    December 31,
                                               ----------------------
                                                  2005         2004
                                               ----------  ----------
Cash flows from operating activities:
 Net earnings                                      $1,162      $9,960
 Adjustments to reconcile net earnings
  to net cash provided by operating activities:
   Depreciation and amortization                   18,909      16,506
   Amortization of loan costs                         732       1,718
   Minority interests                                (302)      1,133
   Deferred income taxes                              677       6,210
   Loss on sale of assets                               5          73
   Changes in operating assets and liabilities:
    Accounts receivable                           (11,271)     (7,872)
    Inventories, prepaid expenses
     and other current assets                      (7,023)     (5,450)
    Accounts payable and other
     accrued liabilities                            1,820      (7,799)
                                               ----------  ----------
     Net cash provided by operating activities      4,709      14,479
                                               ----------  ----------

Cash flows from investing activities:
 Purchases of property and equipment              (32,248)    (46,125)
 Cash paid for acquisition                           --          (335)
 Change in other assets                              (405)       (509)
                                               ----------  ----------
     Net cash used in investing activities        (32,653)    (46,969)
                                               ----------  ----------

Cash flows from financing activities:
 Payment of debt and capital leases                (2,040)     (5,281)
 Proceeds from borrowings                            --         2,274
 Debt financing costs incurred                       --          (440)
 Distribution of minority interests                  (798)     (1,591)
 Costs paid for hospital partnerships                (102)       --
                                               ----------  ----------
     Net cash used in financing activities         (2,940)     (5,038)
                                               ----------  ----------

Decrease in cash and cash equivalents             (30,884)    (37,528)
Cash and cash equivalents
 at beginning of period                            89,097      98,805
                                               ----------  ----------
Cash and cash equivalents at end of period        $58,213     $61,277
                                               ==========  ==========

Supplemental disclosure of
 cash flow information:
  Cash paid for interest                          $27,455     $22,598
                                                 ========    ========
  Cash paid for income taxes, net                    $314          $9
                                                 ========    ========

Supplemental schedule of
 noncash investing activities:
  Property and equipment in accounts payable       $3,994      $6,160
                                                 ========    ========

                         IASIS HEALTHCARE LLC
                    Segment Information (Unaudited)
                            (in thousands)

                        For the Three Months Ended December 31, 2005
                       ----------------------------------------------
                         Acute       Health
                          Care       Choice       Elims.      Cons.
                       ----------  ----------  ----------  ----------
Net acute care revenue   $286,427          $--      $--      $286,427
Premium revenue              --         93,038       --        93,038
Revenue between
 segments                   2,097         --       (2,097)       --
                       ----------  ----------  ----------  ----------
 Net revenue              288,524       93,038     (2,097)    379,465

Salaries and benefits     109,831        2,920       --       112,751
Supplies                   45,652           58       --        45,710
Medical claims               --         81,286     (2,097)     79,189
Rents and leases            8,232          278       --         8,510
Other operating
 expenses                  54,507        2,999       --        57,506
Provision for bad debts    37,019         --         --        37,019
                       ----------  ----------  ----------  ----------
 Adjusted EBITDA (1)       33,283        5,497       --        38,780

Interest expense, net      17,156         --         --        17,156
Depreciation and
 amortization              18,071          838       --        18,909
Management fees             1,050         --         --         1,050
                       ----------  ----------  ----------  ----------
Earnings (loss) before
 loss on sale of
 assets, minority
 interests and taxes       (2,994)       4,659       --         1,665
Loss on sale
 of assets, net                (5)        --         --            (5)
Minority interests            302         --         --           302
                       ----------  ----------  ----------  ----------
 Earnings (loss) before
  income taxes            $(2,697)      $4,659        $--      $1,962
                       ==========  ==========  ==========  ==========
Segment assets         $1,744,737     $105,883             $1,850,620
                       ==========  ===========             ==========
Capital expenditures      $32,170          $78                $32,248
                       ==========  ===========             ==========
Goodwill                 $748,618       $5,757               $754,375
                       ==========  ===========             ==========


                         IASIS HEALTHCARE LLC
              Segment Information (Unaudited) - Continued
                            (in thousands)

                         For the Three Months Ended December 31, 2004
                       ----------------------------------------------
                         Acute       Health
                          Care       Choice       Elims.      Cons.
                       ----------  ----------  ----------  ----------
Net acute care revenue   $283,774       $--         $--      $283,774
Premium revenue              --        86,201        --        86,201
Revenue between
 segments                   2,224        --        (2,224)       --
                       ----------  ----------  ----------  ----------
   Net revenue            285,998      86,201      (2,224)    369,975

Salaries and benefits     103,789       2,720        --       106,509
Supplies                   45,315          51        --        45,366
Medical claims               --        75,559      (2,224)     73,335
Rents and leases            7,642         217        --         7,859
Other operating
 expenses                  50,199       2,837        --        53,036
Provision for bad debts    32,255        --          --        32,255
                       ----------  ----------  ----------  ----------
   Adjusted EBITDA (1)     46,798       4,817        --        51,615

Interest expense, net      16,388        --          --        16,388
Depreciation and
 amortization              15,766         740        --        16,506
Management fees               958        --          --           958
                       ----------  ----------  ----------  ----------
Earnings before loss
 on sale of assets,
 minority interests
 and taxes                 13,686       4,077        --        17,763
Loss on sale
 of assets, net               (73)       --          --           (73)
Minority interests         (1,133)       --          --        (1,133)
                       ----------  ----------  ----------  ----------
   Earnings before
    income taxes          $12,480      $4,077       $--       $16,557
                       ==========  ==========  ==========  ==========
Segment assets         $1,631,455     $86,556              $1,718,011
                       ==========  ==========              ==========
Capital expenditures      $46,088         $37                 $46,125
                       ==========  ==========              ==========
Goodwill                 $252,204       $--                  $252,204
                       ==========  ==========              ==========

(1) Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, loss on sale of assets, minority interests and management fees. Management fees represent advisory fees to Texas Pacific Group (TPG), the Company's majority financial sponsor. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (GAAP), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

                         IASIS HEALTHCARE LLC
       Consolidated Financial and Operating Data (1) (Unaudited)

                                                 Three Months Ended
                                                    December 31,
                                               ----------------------
                                                  2005         2004
                                               ----------  ----------
Consolidated Hospitals (1):
Number of acute care hospitals
 at end of period (2)                                  14          15
Beds in service at end of period                    2,228       2,246
Average length of stay (days)                         4.5         4.3
Occupancy rates (average beds in service)            48.0%       46.0%
Admissions                                         21,346      21,906
 Percentage change                                   (2.6%)
Adjusted admissions                                34,923      35,480
 Percentage change                                   (1.6%)
Patient days                                       96,079      95,140
Adjusted patient days                             151,820     148,485
Outpatient revenue as a %
 of gross patient revenue                            36.0%       34.6%

(1) Consolidated financial and operating data is presented on a same facility basis for the periods presented.

(2) On April 16, 2005, the Company opened The Medical Center of Southeast Texas, its new hospital in Port Arthur, Texas. The operations of Mid-Jefferson Hospital and Park Place Medical Center moved to the new hospital. As a result, the Company currently operates 14 hospitals.

                         IASIS HEALTHCARE LLC
                 Supplemental Consolidated Statements
                 of Operations Information (Unaudited)
                            (in thousands)

                                                 Three Months Ended
                                                    December 31,
                                               ----------------------
                                                  2005        2004
                                               ----------  ----------
Consolidated Results:
Net earnings                                       $1,162      $9,960
Add:
 Interest expense, net                             17,156      16,388
 Minority interests                                  (302)      1,133
 Income tax expense                                   800       6,597
 Loss on sale of assets, net                            5          73
 Depreciation and amortization                     18,909      16,506
 Management fees                                    1,050         958
                                               ----------  ----------
Adjusted EBITDA (1)                               $38,780     $51,615
                                               ==========  ==========

(1) Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, loss on sale of assets, minority interests and management fees. Management fees represent advisory fees to TPG, the Company's majority financial sponsor. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

    CONTACT: IASIS Healthcare LLC, Franklin
             Investors:
             David R. White or W. Carl Whitmer, 615-844-2747 or
             Media:
             Tomi Galin, 615-467-1255